SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  October 3, 2006

Southwestern Public Service Company

(Exact name of registrant as specified in its charter)

New Mexico

(State or other jurisdiction of incorporation)

001-03789	75-0575400
(Commission File Number)	(IRS Employer Identification No.)

Tyler at Sixth, Amarillo, Texas	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 571-7511

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 8.01.  Other Events

On October 3, 2006, Southwestern Public Service Company, a New Mexico corporation (the “Company”), entered into an Underwriting Agreement with Barclays Capital Inc., Citigroup Global Markets Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc., and filed with the Securities and Exchange Commission a prospectus supplement relating to the offering and sale of $200,000,000 in aggregate principal amount of the Company’s Series E Senior Notes, 5.60% due 2016, and $250,000,000 in aggregate principal amount of the Company’s Series F Senior Notes, 6% due 2036 (together, the “Notes”).

The Notes were registered pursuant to a Registration Statement on Form S-3 (File No. 333-132724) under the Securities Act of 1933, as amended, initially filed by the Company on March 27, 2006 and declared effective by the Securities and Exchange Commission on July 25, 2006.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the offering and sale of the Notes.

Item 9.01  Financial Statements and Exhibits

Exhibits
1.01

Underwriting Agreement dated October 3, 2006 between Southwestern Public Service Company and Barclays Capital Inc., Citigroup Global Markets Inc. and KeyBanc Capital Markets, a division of McDonald Investments Inc., as representatives of the Underwriters named therein, relating to $200,000,000 in aggregate principal amount of the Company’s Series E Senior Notes, 5.60% due 2016, and $250,000,000 in aggregate principal amount of the Company’s Series F Senior Notes, 6% due 2036.

4.01

Fourth Supplemental Indenture dated October 1, 2006 between Southwestern Public Service Company and The Bank of New York, as successor Trustee, creating $200,000,000 in aggregate principal amount of the Company’s Series E Senior Notes, 5.60% due 2016, and $250,000,000 in aggregate principal amount of the Company’s Series F Senior Notes, 6% due 2036.

5.01	Opinion of Hinkle, Hensley, Shanor & Martin, L.L.P.regarding the legality of certain securities.
5.02	Opinion of Jones Day regarding the legality of certain securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwestern Public Service Company
(a New Mexico corporation)

/s/ George E. Tyson II
George E. Tyson II
Vice President and Treasurer

Dated: October 4, 2006